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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                NETGATEWAY, INC.,

                            GALAXY ACQUISITION CORP.

                                       AND

                            GALAXY ENTERPRISES, INC.



                            Dated as of March 10, 2000



                    -----------------------------------------

                                 TABLE OF CONTENTS

ARTICLE I    THE MERGER........................................................2

   1.01     THE MERGER.........................................................2
   1.02     EFFECTIVE TIME, CLOSING............................................2
   1.03     EFFECT OF THE MERGER...............................................2
   1.04     ARTICLES OF INCORPORATION; BYLAWS..................................2
   1.05     DIRECTORS AND OFFICERS.............................................3
   1.06     EFFECT ON CAPITAL STOCK............................................3
   1.07     SURRENDER OF CERTIFICATES..........................................5
   1.08     NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK................7
   1.09     LOST, STOLEN OR DESTROYED CERTIFICATES.............................7
   1.10     TAX AND ACCOUNTING CONSEQUENCES....................................7
   1.11     DISSENTING SHARES..................................................7

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................8

   2.01     AUTHORITY..........................................................8
   2.02     DUE ORGANIZATION...................................................8
   2.03     CAPITAL STOCK......................................................9
   2.04     SUBSIDIARIES.......................................................10
   2.05     NO CONFLICTS.......................................................10
   2.06     BOOKS AND RECORDS..................................................11
   2.07     SEC FILINGS........................................................11
   2.08     ABSENCE OF CHANGES.................................................12
   2.09     NO UNDISCLOSED LIABILITIES.........................................13
   2.10     LEGAL PROCEEDINGS..................................................13
   2.11     COMPLIANCE WITH LAWS AND ORDERS....................................14
   2.12     EMPLOYEE BENEFIT AND COMPENSATION PLANS............................14
   2.13     REAL PROPERTY......................................................16
   2.14     TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS......................17
   2.15     INTELLECTUAL PROPERTY RIGHTS.......................................17
   2.16     CONTRACTS..........................................................20
   2.17     LICENSES...........................................................22
   2.18     INSURANCE..........................................................22
   2.19     TRANSACTIONS WITH AFFILIATES.......................................23
   2.20     EMPLOYEES; LABOR RELATIONS.........................................23
   2.21     BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS.....................24
   2.22     NO POWERS OF ATTORNEY..............................................24
   2.23     ACCOUNTS RECEIVABLE................................................24
   2.24     INVENTORY..........................................................25
   2.25     BROKERS OR FINDERS.................................................25
   2.26     DISCLOSURE.........................................................25
   2.27     Y2K................................................................26
   2.28     CHANGE OF CONTROL PAYMENTS.........................................26
   2.29     OPINION OF FINANCIAL ADVISOR.......................................26
   2.30     BOARD APPROVAL.....................................................26
   2.31     POOLING OF INTERESTS...............................................26

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF PARENT.......................27

   3.01     AUTHORITY..........................................................27
   3.02     ORGANIZATION.......................................................27
   3.03     CAPITAL STOCK......................................................27
   3.04     SUBSIDIARIES.......................................................27
   3.05     NO CONFLICTS.......................................................27
   3.06     BOOKS AND RECORDS..................................................28
   3.07     SEC FILINGS........................................................28

   3.08     ABSENCE OF CHANGES.................................................29
   3.09     NO UNDISCLOSED LIABILITIES.........................................29
   3.10     LEGAL PROCEEDINGS..................................................30
   3.11     COMPLIANCE WITH LAWS AND ORDERS....................................30
   3.12     NO POWERS OF ATTORNEY..............................................30
   3.13     BROKERS OR FINDERS.................................................30
   3.14     TAXES..............................................................30
   3.15     DISCLOSURE.........................................................31

ARTICLE IV      COVENANTS OF COMPANY...........................................31

   4.01     REGULATORY AND OTHER APPROVALS.....................................31
   4.02     INVESTIGATION BY PURCHASER.........................................32
   4.03     NO SOLICITATIONS...................................................32
   4.04     CONDUCT OF BUSINESS................................................33
   4.05     CERTAIN RESTRICTIONS...............................................33
   4.06     AFFILIATE TRANSACTIONS.............................................34
   4.07     NOTICE OF CERTAIN MATTERS..........................................34
   4.08     FULFILLMENT OF CONDITIONS; OTHER ACTIONS...........................34

ARTICLE V       COVENANTS OF PARENT............................................35

   5.01     REGULATORY AND OTHER APPROVALS.....................................35
   5.02     INVESTIGATION BY COMPANY...........................................35
   5.03     CONDUCT OF BUSINESS................................................35
   5.04     CERTAIN RESTRICTIONS...............................................35
   5.05     NOTICE OF CERTAIN MATTERS..........................................35
   5.06     FULFILLMENT OF CONDITIONS; OTHER ACTIONS...........................36
   5.07     DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.............36

ARTICLE VI      ADDITIONAL AGREEMENT...........................................38

   6.01     PROSPECTUS/PROXY STATEMENT; REGISTRATION STATEMENT; OTHER FILINGS..38
   6.02     MEETING OF COMPANY STOCKHOLDERS....................................39
   6.03     MEETING OF PARENT STOCKHOLDERS.....................................41
   6.04     STATE STATUTES.....................................................42

ARTICLE VII     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...42

   7.01     REPRESENTATIONS  AND WARRANTIES....................................42
   7.02     PERFORMANCE........................................................42
   7.03     ORDERS AND LAWS....................................................42
   7.04     REGULATORY CONSENTS AND APPROVALS..................................43
   7.05     THIRD PARTY CONSENTS...............................................43
   7.06     STOCKHOLDER APPROVAL...............................................43
   7.07     OPINION OF COUNSEL.................................................43
   7.08     ANCILLARY AGREEMENTS...............................................43
   7.09     REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT..................43
   7.10     NASDAQ LISTING.....................................................44
   7.11     OFFICERS' CERTIFICATES.............................................44
   7.12     FAIRNESS OPINION...................................................44
   7.13     DISSENTING SHARES..................................................44

ARTICLE VIII    CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY.................44

   8.01     REPRESENTATIONS  AND WARRANTIES....................................44
   8.02     PERFORMANCE........................................................44
   8.03     OPINION OF COUNSEL.................................................44
   8.04     REGULATORY CONSENTS AND APPROVALS..................................45
   8.05     ORDERS AND LAWS....................................................45

   8.06     STOCKHOLDER APPROVAL...............................................45
   8.07     REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT..................45
   8.08     NASDAQ LISTING.....................................................45
   8.09     OFFICERS' CERTIFICATES.............................................45
   8.10     FAIRNESS OPINION...................................................45

ARTICLE IX      TAX MATTERS....................................................46

   9.01     REPRESENTATIONS AND OBLIGATIONS REGARDING TAXES....................46

ARTICLE X       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                    AND AGREEMENTS.............................................47

   10.01    SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS..47

ARTICLE XI      TERMINATION....................................................47

   11.01    TERMINATION........................................................47
   11.02    EFFECT OF TERMINATION..............................................48

ARTICLE XII     DEFINITIONS....................................................49

   12.01    DEFINITIONS........................................................49

ARTICLE XIII    MISCELLANEOUS..................................................56

   13.01    NOTICES............................................................56
   13.02    ENTIRE AGREEMENT...................................................57
   13.03    PUBLIC ANNOUNCEMENTS...............................................57
   13.04    CONFIDENTIALITY....................................................58
   13.05    EXPENSES...........................................................58
   13.06    WAIVER.............................................................59
   13.07    AMENDMENT..........................................................59
   13.08    NO THIRD PARTY BENEFICIARY.........................................59
   13.09    NO ASSIGNMENT; BINDING EFFECT......................................59
   13.10    HEADINGS...........................................................59
   13.11    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.....................59
   13.12    INVALID PROVISIONS.................................................59
   13.13    GOVERNING LAW......................................................60
   13.14    COUNTERPARTS.......................................................60

EXHIBITS

EXHIBIT   A    ARTICLES   OF   INCORPORATION   OF   THE   COMPANY
EXHIBIT   B    BYLAWS OF THE COMPANY
EXHIBIT   C    FORM OF OPINION OF COUNSEL OF THE   COMPANY
EXHIBIT   D    FORM   OF   EMPLOYMENT   AGREEMENT
EXHIBIT   E    FORM OF AFFILIATE LOCK-UP AGREEMENT
EXHIBIT   F    FORM OF OPINION OF  COUNSEL  OF  PARENT
EXHIBIT   G    FORM  OF  VOTING  AGREEMENT
EXHIBIT   H    FORM OF OPTION AGREEMENT

DISCLOSURE SCHEDULE

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER is made and entered into as of March 10, 2000, among NETGATEWAY, INC., a Delaware corporation ("Parent"), GALAXY ACQUISITION CORP., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"), and GALAXY ENTERPRISES, INC., a Nevada corporation (the "Company"). All terms not otherwise defined herein shall have the meanings given such terms in Article XII.

                                  -----------

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the Nevada Revised Statutes ("Nevada Law"), Parent, Merger Sub and the Company intend to enter into a business combination transaction.

     B. The Board of Directors of the Company (i) has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements and (iii) subject to the terms and conditions of this Agreement, has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

     C. The Board of Directors of Parent (i) has determined that the Merger is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock pursuant to the Merger, subject to and upon consummation of the Merger.

     D. The parties intend, (i) by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and (ii) that the Merger shall qualify for accounting treatment as a pooling of interests.

     E. As a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) Parent and John J. Poelman ("Poelman") have entered into a Voting Agreement in the form of Exhibit G-1 hereto, pursuant to which, among other things, such stockholder of the Company agrees to vote in favor of approval and adoption of this Agreement,
(ii) Parent and Sue Ann Cochran have entered into a Voting Agreement in the form of Exhibit G-2 hereto pursuant to which, among other things, such stockholder of the Company agrees to vote in favor of approval and adoption of this Agreement (collectively, the "Voting Agreements"), (iii) Parent and Poelman have entered into an Option Agreement in the form of Exhibit H hereto (the "Option Agreement"), pursuant to which, among other things, Poelman grants to Parent an option to purchase his shares of Company Common Stock representing 16% of the total outstanding shares of Company Common Stock, (iv) each director, officer and ten percent (10%) or greater shareholder of the Company shall have executed the Affiliate Lock-Up Agreement, substantially in the form of Exhibit E hereto (the "Lock-Up Agreements" and together with the Voting Agreements and the Option Agreement, sometimes collectively referred to herein as the "Ancillary

Agreements"), and (v) the Company and Poelman, Brandon Lewis, Frank C. Heyman, Robert Green, David Wise and Benjamin Roberts have entered into employment agreements in the form of Exhibit D hereto (the "Employment Agreements") , the effectiveness of which are conditioned upon the consummation of the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.01 The Merger. At the Effective Time (as defined in Section 1.02) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law and Nevada Law, Merger Sub shall be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.02 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Nevada in accordance with the relevant provisions of Delaware Law and Nevada Law (the "Certificate of Merger") (the time of such filing with the Secretary of State of the State of Nevada (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Parent, at a time and date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in Articles VII and VIII, or at such other time, date and location as the parties hereto agree in writing (the
"Closing Date").

     1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.04 Articles of Incorporation; ByLaws. Unless otherwise agreed to in writing by the Company and Parent prior to the Effective Time:

     (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit A; and

     (b) the By-Laws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B.

     1.05  Directors  and  Officers.  The  initial  directors  of the  Surviving
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.06 Effect on Capital Stock. Subject to Section 1.11 and the other terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

     (a) Conversion of the Company Common Stock. Subject to Section 1.06(d) and except for Dissenting Shares, each share of Common Stock, par value $0.007 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and is automatically converted (subject to Section 1.06(d)) into the right to receive that number of shares of the Common Stock, par value $0.001 per share, of Parent ("Parent Common Stock") equal to (i) [(x) 5,000,000 less (y) (a) the total number of Company Plan Options outstanding at the Effective Time multiplied by
(b) (I) 5,000,000 divided by (II) the sum of (A) the total number of shares of Company Common Stock and (B) the total number of Company Plan Options issued and outstanding at the Effective Time] divided by (ii) the total number of shares of Company Common Stock issued and outstanding at the Effective Time (rounded to the nearest five decimal places) (the "Exchange Ratio"), upon surrender of the certificate representing such share of the Company Common Stock in the manner provided in Section 1.07 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.09). If any shares of the Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of the Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (b) Stock Options and Warrants.

     (i) At the Effective Time, all Company Options issued under the Company's 1997 Employee Stock Option Plan (the "Company Plan") and the Special Grant disclosed in Section 2.03(b) of the Disclosure Schedule (the "Company Plan Options"), whether or not vested and exercisable, shall be assumed by Parent. Each Company Plan Option assumed by Parent shall be subject to, and exercisable upon, the same terms and conditions as under the applicable Company Plan Option and the applicable option agreement issued thereunder (including without limitation any vesting, expiration or termination provisions), except that (a) each assumed Company Plan Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Plan Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the option price per share of Parent Common Stock subject to each assumed Company Plan Option shall be an amount equal to (i) the option price per share of Company Common Stock subject to such Company Plan Option in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent). The Company represents and warrants that as of the Closing each of the foregoing actions may be taken and effected by the Company without the consent of any holder of any Company Plan Option.

     (ii) At the Effective Time, all Company Options then outstanding, whether or not vested and exercisable, under the Invest Linc Emerging Growth Fund I Warrant, dated March 18, 1999, and the Bridgewater Corporation Warrant, dated as of January 11, 1999, in each case as amended (collectively, the "Company Warrant"), shall be assumed by Parent. Each Company Warrant assumed by Parent shall be subject to, and exercisable upon, the same terms and conditions as under the applicable Company Warrant and the applicable warrant agreement issued thereunder (including without limitation any vesting, expiration or termination provisions), except that (a) each assumed Company Warrant shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the option price per share of Parent Common Stock subject to each assumed Company Warrant shall be an amount equal to (i) the option price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent). The Company represents and warrants that as of the Closing each of the foregoing actions may be taken and effected by the Company without the consent of any holder of any Company Warrant.

     (c) Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     (d) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of the Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 1.07(c)), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the twenty
(20) most recent days that Parent Common Stock has traded ending on the trading day ending one day prior to the Effective Time (the "Closing Price").

     (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution to Parent securityholders of securities convertible into or exercisable for Parent Common Stock or Company Common Stock), extraordinary dividend, reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring (or with a record date) on or after the date hereof and prior to the Effective Time.

     (f) Cancellation of Treasury Stock and Parent-Owned Stock. Notwithstanding any other provision of this Section 1.06, each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Merger Sub shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

     1.07 Surrender of Certificates.

     (a)  Exchange  Agent.   Parent  shall  select  an  institution   reasonably
satisfactory to the Company to act as the exchange agent (the "Exchange Agent") in the Merger.

     (b) Parent to Provide Common Stock. Within ten (10) Business Days after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.06 in exchange for outstanding shares of the Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.06(d) and any dividends or distributions which holders of shares of the Company Common Stock may be entitled pursuant to
Section 1.07(d).

     (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.06(a), cash in lieu of any fractional shares pursuant to Section 1.06(d) and any dividends or other distributions pursuant to
Section 1.07(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to
Section 1.06(a), cash in lieu of any fractional shares pursuant to Section 1.06(d) and any dividends or other distributions pursuant to Section 1.07(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock pursuant to Section 1.06(a), payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.06(d) and any dividends or distributions payable pursuant to Section 1.07(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.07(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of the Company Common Stock shall have been so converted pursuant to Section 1.06(a), the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06(d) and any dividends or distributions payable pursuant to
Section 1.07(d).

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time or cash in lieu of fractional shares will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable Law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.06(d) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax Law or under any other applicable Laws. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     (g) No Liability. Notwithstanding anything to the contrary in this Section 1.07, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date immediately prior to the date on which such property would otherwise escheat to or become the property of any Governmental or Regulatory Authority, any such property, to the extent permitted by applicable Law, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Termination. Any property provided to the Exchange Agent which remains undistributed to holders of the Certificates for twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article I shall thereafter look only to Parent or the Surviving Corporation for, and Parent shall remain liable for, payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock, without interest thereon.

     1.08 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of the Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.06(d) and 1.07(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of the Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.09 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.06(d) and any dividends or distributions payable pursuant to Section 1.07(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(a) and 368(a)(2)(E) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. The parties shall consistently treat the Merger as such a reorganization for all Tax reporting purposes. The parties also intend that the Merger be treated as a pooling of interests for accounting purposes.

     1.11 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares of the Company Common Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and which are held by stockholders who have complied with the applicable provisions of Nevada Law (the "Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.06(a) (or cash in lieu of fractional shares in accordance with Section 1.06(d) and any dividends or other distributions pursuant to Section 1.07(d)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Nevada Law. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Nevada Law, then, as of the later of the Effective Time or the occurrence of such event, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Certificate(s) previously representing such Company Common Stock) Parent Common Stock in accordance with Section 1.06(a) (and cash in lieu of any fractional share in accordance with Section 1.06(d) and any dividends or other deductions pursuant to Section 1.07(d)); provided that if such holder effectively withdraws or loses his right to receive payment for such shares after the Effective Time, then, at such time Parent will comply with Sections 1.06(a), 1.06(d) and 1.07(d) with respect to such shares and deliver additional certificates representing the appropriate number of shares. The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of Nevada Law relating to the appraisal process received by the Company and (y) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Nevada Law. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent as follows:

     2.01 Authority. This Agreement has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) Laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar Laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

     2.02 Due Organization. Each of the Company, and its two wholly owned Subsidiaries, Galaxy Mall, Inc., a Wyoming corporation ("Galaxy Mall"), and IMI, Inc., a Utah corporation ("IMI") is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and is duly authorized, qualified and licensed under all applicable Laws, regulations, ordinances and orders of public authorities to own, operate and lease its Assets and Properties and to carry on its business in the places and in the manner as presently conducted. Section 2.02 of the Disclosure Schedule lists the principal lines of business in which Company, Galaxy Mall and IMI is participating or engaged (the "Business"). Each of the Company, Galaxy Mall, and IMI is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section
2.02 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by Company, Galaxy Mall and IMI to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by Company, Galaxy Mall and IMI, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company, Galaxy Mall and IMI on the date hereof, and the position with Company, Galaxy Mall and IMI held by each, are listed in Section 2.02 of the Disclosure Schedule. Each of the Company, Galaxy Mall and IMI has prior to the execution of this Agreement delivered to Parent true and complete copies of their articles of incorporation, bylaws, and other charter documents as in effect on the date hereof.

     2.03 Capital Stock.

     (a) The authorized capital stock of the Company consists of: 25,000,000 shares of the Company Common Stock, of which 6,206,514 shares had been issued and were outstanding as of the date hereof. As of the date of this Agreement, there are no shares of the Company Common Stock held in treasury by the Company.

     (b) As of the date of this Agreement: (i) 1,702,750 shares of the Company Common Stock are subject to issuance pursuant to outstanding Company Options to purchase Company Common Stock under the Company Plan or otherwise for an aggregate exercise price of $1,985,445; and (ii) 307,250 shares of the Company Common Stock are reserved for future issuance under the Company Plan. (Stock options or other securities convertible into the Company Common Stock granted by the Company pursuant to the Company Plan or otherwise are referred to in this Agreement as "Company Options"). Section 2.03(b) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Option was granted; (iii) the number of shares of the Company Common Stock subject to such Company Option;
(iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted or assumed; and (vi) the date on which such Company Option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted stock options that are currently outstanding, the form of all stock option agreements evidencing such options and the applicable vesting schedule for each such option. All shares of the Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.03(b)(i) of the Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Merger.

     (c) Except as set forth in Section 2.03(c) of the Disclosure Schedule, all outstanding shares of the Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in substantial compliance with (i) all applicable securities Laws and, to the knowledge of the Company, all other applicable Laws and (ii) all material requirements set forth in applicable Contracts.

     (d) Except as set forth in Section 2.03(d) of the Disclosure Schedule or except for securities the Company owns free and clear of all material claims and Liens, directly or indirectly through one or more Subsidiaries, and except for shares of capital stock or other similar ownership interests of certain

Subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable Law of the jurisdiction of organization of such Subsidiaries (which shares or other interests do not materially affect the Company's control of such Subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities,  partnership  interests  or  similar  ownership  interests,  issued, reserved for issuance or outstanding. Except as set forth in Sections 2.03(b) and 2.03(d) of the Disclosure Schedule, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     2.04 Subsidiaries. The Company's only Subsidiaries are Galaxy Mall and IMI. Galaxy Mall and IMI do not have, nor have they ever had, any Subsidiaries.

     2.05 No Conflicts. Subject to the Company obtaining the approval of and adoption of this agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), the execution and delivery by the Company of this Agreement does not, and the performance by it of each of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of any articles of incorporation or bylaws of the Company, Galaxy Mall, or IMI;

     (b) Conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company, Galaxy Mall or IMI or any of their respective Assets and Properties; or

     (c) Except as set forth in Section 2.05(c) of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company, Galaxy Mall, or IMI to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon any of the Company, Galaxy Mall, or IMI or any of their respective Assets and Properties under, any material Contract or material License to which any of the Company, Galaxy Mall, or IMI are a party or by which any of their respective Assets and Properties is bound.

     2.06 Books and Records. The minute books and other similar records of the Company, Galaxy Mall, and IMI have been made available to Parent prior to the execution of this Agreement, and contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the board of directors of each of the Company, Galaxy Mall, and IMI. The stock transfer ledgers and other similar records of the Company, Galaxy Mall, and IMI as made available to Parent prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of each of the Company, Galaxy Mall, and IMI. The Company, Galaxy Mall, and IMI do not have any of their Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under their exclusive ownership and direct control or the control of the Company's transfer agent.

     2.07 SEC Filings.

     Except as set forth on Section 2.07 of the Disclosure Schedule:

     (a) The Company has filed all forms, reports and documents required to be filed by Company with the SEC since January 1, 1998 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof), as amended, are referred to herein as the "Company SEC Reports." As of their respective dates (or, if amended, as of the date of the last such amendment), the Company SEC Reports (i) were prepared in accordance and complied (or, with respect to those Company SEC Reports that may be filed subsequent to the date hereof, will be prepared in accordance and will comply) in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or, with respect to those Company SEC Reports that may be filed subsequent to the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected or superseded prior to the date hereof by a subsequently filed Company SEC Report. None of the Company's Subsidiaries are required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied (or, with respect to those Company SEC Reports that may be filed subsequent to the date hereof, will comply) as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared (or, with respect to those Company SEC Reports that may be filed subsequent to the date hereof, will be prepared) in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB, 10-KSB or any successor form under the Exchange Act) and (iii) fairly presented (or, with respect to those Company SEC Reports that may be filed subsequent to the date hereof, will fairly present) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company as of September 30, 1999 contained in the Form 10-QSB filed November 15, 1999 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet neither the Company nor any of its Subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

     (c) The Company has heretofore furnished (or, with respect to copies which are not yet available, will furnish) to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.08 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date or as disclosed in Section 2.08 of the Disclosure Schedule, since December 31, 1998, there has not been (i) any Material Adverse Effect on the Company, Galaxy Mall, or IMI, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of any of the Company's, Galaxy Mall's or IMI's capital stock, or any purchase, redemption or other acquisition by the Company, Galaxy Mall, or IMI of any of Galaxy Mall's or IMI's capital stock, any other securities, or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) any split, combination or reclassification of any of the Company's, Galaxy Mall or IMI's capital stock, (iv) any granting by the Company, Galaxy Mall or IMI of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company, Galaxy Mall or IMI of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company, Galaxy Mall or IMI of any increase in severance or termination pay or any entry by the Company, Galaxy Mall or IMI into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company, Galaxy Mall or IMI of the nature contemplated hereby, (v) entry by the Company, Galaxy Mall or IMI into any licensing or other agreement with regard to the acquisition or disposition of any material

Intellectual Property other than licenses, distribution agreements, advertising agreements, sponsorship agreements or merchant program agreements entered into in the ordinary course of business consistent with past practice, (vi) any amendment or consent with respect to any licensing agreement filed or required to be filed with the SEC, (vii) any material change by the Company, Galaxy Mall, or IMI in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (viii) any material revaluation by any of the Company, Galaxy Mall, or IMI of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     2.09 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet and accompanying notes included in the Financial Statements or as set forth on Section 2.09 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting each of the Company, Galaxy Mall, and IMI or any of their respective Assets and Properties, other than Liabilities incurred since September 30 1999 in the ordinary course of business, none of which, individually or in the aggregate, would constitute a Material Adverse Effect on the Company, Galaxy Mall or IMI, taken as a whole.

     2.10 Legal Proceedings. Except as set forth in Section 2.10 of the Disclosure Schedule:

     (a) There are no Actions or Proceedings pending or, to the Knowledge of the Company, threatened against, relating to or affecting each of the Company, Galaxy Mall, or IMI or any of their Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Parent, or
(ii) if determined adversely against the Company, Galaxy Mall, or IMI, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company, Galaxy Mall or IMI that would interfere in any material respect with their business or operations or (y) Losses by the Company, Galaxy Mall or IMI, individually or in the aggregate, exceeding $100,000.00;

     (b) There are no facts or circumstances Known to any of the Company, Galaxy Mall, and IMI that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

     (c) There are no Orders outstanding against any of the Company, Galaxy Mall, and IMI.

     2.11 Compliance With Laws and Orders. Except as set forth in Section 2.11 of the Disclosure Schedule, each of the Company, Galaxy Mall, and IMI is not, nor has at any time been, nor has it received any notice that it is nor has at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to each of the Company, Galaxy Mall , and IMI or any of its Assets and Properties, the consequences of which will have a Material Adverse Effect on the Company, Galaxy Mall or IMI.

     2.12 Employee Benefit and Compensation Plans.

     (a) Section 2.12(a) of the Disclosure Schedule provides a description of each of the following, if any, which is sponsored, maintained or contributed to by the Company or its Subsidiaries for the benefit of the employees or agents of the Company or its Subsidiaries, or has been so sponsored, maintained or contributed to at any time during the Company's or its Subsidiaries' existence:

          (i) each "Employee Plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (including, but not limited to, employee plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"); and,

          (ii) each personnel policy, employee manual or other written statements of rules or policies concerning employment, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation and sick leave policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract and each other employee plan, agreement, arrangement, program, practice or understanding which is not described in
     Section 2.12(a)(i) ("Benefit Program or Agreement").

     (b) True, correct and complete copies of each of the Plans and Benefit Programs or Agreements (if any), and related trusts, if applicable, including all amendments thereto, have been furnished to Parent. There has also been furnished to Parent, with respect to each Plan required to file such report and description, the three most recent reports on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished to Parent.

     (c) The Company and its Subsidiaries do not contribute to or have an obligation to contribute to, and the Company and its Subsidiaries have not at any time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code.

     (d)  Except as  otherwise  set forth in Section  2.12(d) of the  Disclosure
Schedule:

          (i) The Company and its Subsidiaries have substantially performed all obligations, whether arising by operation of Law or by contract, required to be performed by it in connection with the Plans and the Benefit Programs and Agreements, and, to the Knowledge of the Company, there have been no defaults or violations by any other party to the Plans or Benefit Programs or Agreements;

          (ii) All reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable Law in a timely manner, and each Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

          (iii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

          (iv) All  contributions  required  to be made to the Plans and Benefit
     Programs  or  Agreements   pursuant  to  their  terms  and  provisions  and
     applicable Law have been made timely;

          (v) The Company and its Subsidiaries do not have, nor have they ever had, a Plan or Benefit Program or Agreement intended to be qualified under
     Section 401 of the Code or subject to Title IV of ERISA;

          (vi) None of the Plans nor any trust created thereunder or with respect thereto has engaged in any "prohibited transaction" or "party-in-interest transaction" as such terms are defined in Section 4975 of the Code and Section 406 of ERISA which could subject any Plan, the Company or any officer, director or employee thereof to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to
     Section 4975 of the Code or Section 502(i) of ERISA;

          (vii) There is no matter pending (other than routine qualification determination filings) with respect to any of the Plans or Benefit Programs or Agreements before the Internal Revenue Service, the Department of Labor or the PBGC;

          (viii) The Company and its Subsidiaries do not have, nor have they ever had, a trust funding a Plan.

          (ix) The Company does not have any obligation to provide health benefits to former employees, except as specifically required by Law;

          (x) Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will:
     (A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code;

          (xi) Since January 1, 1997, there have not been any (i) work stoppages, labor disputes or other significant controversies between Company and its employees, (ii) labor union grievances or organizational efforts, or (iii) unfair labor practice or labor arbitration proceedings pending or threatened.

     (e) Except as set forth in Section 2.12(e) of the Disclosure Schedule, the Company is not a party to any agreement, and has not established any policy or practice, requiring the Company to make a material payment or provide any other material form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

     (f) Section 2.12(f) of the Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by Company as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with Company.

     (g) Neither the Parent nor any of its Affiliates shall have any liability or obligations under or with respect to the Workers Adjustment Retraining Notification Act in connection with any of the transactions contemplated in connection herewith.

     2.13 Real Property.

     (a) Section 2.13 of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by the Company, Galaxy Mall or IMI (as lessor or lessee). The Company, Galaxy Mall and IMI do not own any real property.

     (b) The Company, Galaxy Mall and IMI have a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, except as enforcement thereof may be limited by (i) Laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar Laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies, of the Company, Galaxy Mall and IMI and of each other Person that is a party thereto, and except as set forth in Section 2.13 of the Disclosure Schedule, there is no, and the Company, Galaxy Mall or IMI have not received any notice of default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company, Galaxy Mall and IMI do not owe any brokerage commissions with respect to any such leased space.

     (c) The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of all such leases (including any amendments and renewal letters).

     (d) The improvements on the real property identified in Section 2.13 of the Disclosure Schedule are in good operating condition, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of the Company, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

     2.14 Tangible Personal Property; Investment Assets.

     (a) Each of the Company, Galaxy Mall and IMI is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Financial Statements and tangible personal property acquired since September 30, 1999 other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     (b) Section 2.14 of the Disclosure Schedule describes each Investment Asset owned by the Company, Galaxy Mall or IMI on the date hereof. All such Investment Assets are owned by the Company, Galaxy Mall or IMI free and clear of all Liens other than Permitted Liens.

     2.15 Intellectual Property Rights. The only Intellectual Property owned or exclusively licensed by the Company, Galaxy Mall and IMI, as the case may be, is the Company Intellectual Property, the Company Registered Intellectual Property, Galaxy Mall Intellectual Property, Galaxy Mall Registered Intellectual Property, IMI Intellectual Property, and IMI Registered Intellectual Property. Section
2.15 of the Disclosure Schedule sets forth a complete and accurate list of all Company Registered Intellectual Property, Galaxy Mall Registered Intellectual Property and IMI Registered Intellectual Property. No other material Intellectual Property or material Registered Intellectual Property, claimed by the Company, Galaxy Mall or IMI, is used in the conduct of the business of the Company, Galaxy Mall or IMI as it is presently conducted.

      Except as set forth on Section 2.15 of the Disclosure Schedule:

     (a) No Company Intellectual Property, Galaxy Mall Intellectual Property or IMI Intellectual Property or product or service of the Company, Galaxy Mall or IMI is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, Galaxy Mall or IMI, or which may affect the validity, use or enforceability of such Company Intellectual Property, Galaxy Mall Intellectual Property or IMI Intellectual Property, which in any such case would be reasonably likely to have a Material Adverse Effect on the Company, Galaxy Mall or IMI.

     (b) Each material item of the Company Registered Intellectual Property, Galaxy Mall Registered Intellectual Property and IMI Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect on the Company, Galaxy Mall or IMI.

     (c) Each of the Company, Galaxy Mall and IMI owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each item of the Company Intellectual Property, Galaxy Mall Intellectual Property and IMI Intellectual Property, respectively, used in connection with the conduct of its business as currently conducted and as proposed to be conducted free and clear of any Liens (excluding licenses and related restrictions); and, except as disclosed in Section 2.15(c) of the Disclosure Schedule, each of the Company, Galaxy Mall and IMI is the exclusive owner of all trademarks and trade names used in connection with and material to the operation or conduct of the business of the Company, Galaxy Mall and IMI, respectively, including the sale of any products or the provision of any services by the Company, Galaxy Mall and IMI.

     (d) Each of the Company, Galaxy Mall and IMI owns exclusively, and has good title to, all copyrighted works that are Galaxy Mall's products or IMI's products or which the Company, Galaxy Mall or IMI otherwise expressly purports in writing to own.

     (e) To the extent that any Intellectual Property has been developed or created by a third party for the Company, Galaxy Mall or IMI, the Company, Galaxy Mall or IMI, as the case may be, has a written agreement with such third party with respect thereto and the Company, Galaxy Mall or IMI thereby either
(i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of Law or by valid assignment.

     (f) Section 2.15 of the Disclosure Schedule lists all material contracts, licenses and agreements to which each of the Company, Galaxy Mall and IMI is a party (i) with respect to the Company Intellectual Property, Galaxy Mall Intellectual Property or IMI Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material
Intellectual Property to the Company, Galaxy Mall or IMI other than non-exclusive licenses to use commercially available software products.

     (g) All material contracts, licenses and agreements relating to the Company Intellectual Property, the Galaxy Mall Intellectual Property and IMI Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements in accordance with its terms, the effect of which would have a Material Adverse Effect on the Company, Galaxy Mall or IMI. Each of the Company, Galaxy Mall and IMI is in material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of each of the Company, Galaxy Mall and IMI, all other parties (other than end users or customers under standard form agreements) to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, Parent will be permitted to exercise all of the Company's, Galaxy Mall's and IMI's rights under such contracts, licenses and agreements to the same extent the Company, Galaxy Mall and IMI would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company, Galaxy Mall and IMI would otherwise be required to pay.

     (h) The operation of the business of each of the Company, Galaxy Mall and IMI as such business currently is conducted, including each of the Company's, Galaxy Mall's and IMI's design, development, marketing and sale of the products or services of the Company, Galaxy Mall and IMI (including with respect to products currently under development), to the Knowledge of the Company, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the Knowledge of the Company, Galaxy Mall and IMI, constitute unfair competition or trade practices under the Laws of any jurisdiction.

     (i) Each of the Company, Galaxy Mall and IMI has not received written notice from any third party, and to the Knowledge of the Company, Galaxy Mall and IMI, no other pending overt threat from any third party, that the operation of the business of the Company, Galaxy Mall or IMI or any act, product or service of the Company, Galaxy Mall or IMI, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the Laws of any jurisdiction.

     (j) To the Knowledge of the Company, Galaxy Mall and IMI, no person has been or is infringing or misappropriating any Company Intellectual Property, Galaxy Mall Intellectual Property or IMI Intellectual Property.

     (k) Each of the Company, Galaxy Mall and IMI has taken reasonable steps to protect its confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided to the Company, Galaxy Mall or IMI, and, without limiting the foregoing, the Company, Galaxy Mall and IMI have and enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement in substantially the form provided to Parent, and except under confidentiality obligations, there has been not disclosure by the Company, Galaxy Mall or IMI of any such trade secrets or confidential information.

     (l) Each of the Company, Galaxy Mall and IMI has delivered to Parent prior to the execution of this Agreement documentation in its possession with respect to any material invention, process, design, computer program or other know how or trade secret included in the Intellectual Property and Registered Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person. Nothing is this Section 2.15(l) shall be construed to require the Company or any Subsidiary to prepare any documentation which they do not already have in their possession.

     (m) Notwithstanding anything to the contrary in this Agreement, the only representations and warranties being furnished by the Company, Galaxy Mall and IMI with respect to Company Intellectual Property, Company Registered Intellectual Property, Galaxy Mall Intellectual Property, Galaxy Mall Registered Intellectual Property, IMI Intellectual Property and IMI Registered Intellectual Property are those set forth in this Section 2.15 or as may be necessary in connection with the representations and warranties set forth in Sections 2.07, 2.08, 2.09, 2.11, 2.26 or 2.27.

     2.16 Contracts.

     (a) Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Parent prior to the execution of this Agreement) to which the Company, Galaxy Mall or IMI is a party or by which any of their Assets and Properties are bound:

          (i) (A) all Contracts (excluding Plans and Benefit Programs or Agreements) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract exceeding $50,000; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Plans and Benefit Programs or Agreements and any such Contracts referred to in clause (A)) involving an obligation of the Company, Galaxy Mall or IMI to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee exceeding $100,000 or any group of Employees exceeding $100,000 in the aggregate;

          (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company, Galaxy Mall or IMI to engage in any business activity or compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with the Company, Galaxy Mall or IMI in connection with the Business;

          (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

          (iv)  all  Contracts  with   distributors,   dealers,   manufacturer's
     representatives, sales agencies or franchises with whom the Company, Galaxy Mall or IMI deals in connection with the Business;

          (v) all Contracts relating to the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions of inventory in the ordinary course of business consistent with past practice;

          (vi) all collective bargaining or similar labor Contracts covering any Employee;

          (vii) all other Contracts (other than Plans and Benefit Programs or Agreements, the Real Property Leases and insurance policies listed in
     Section  2.18 of the  Disclosure  Schedule  and those  Contracts  listed on
     Section  2.15 or 2.17  of the  Disclosure  Schedule)  with  respect  to the

     Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Galaxy Mall or IMI of more than $25,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company, Galaxy Mall or IMI; and

          (viii) without limiting any of the foregoing, all Contracts relating to any strategic alliance with another Person, including, without limitation, Earthlink, Professional Marketing International, United Marketing Solutions, and International Television Products.

     Notwithstanding the foregoing, the Company represents and warrants that it or its Subsidiaries have entered into approximately 40,000 Contracts with online merchants and, with the consent of Parent, will not be required to list each such Contract on the Disclosure Schedule unless any such Contract, individually, is material to the Business or Condition of the Company. The Company has hereto furnished to Parent representative examples of all of the types of online merchant Contracts presently used by the Company or its Subsidiaries. The Company further represents and warrants that IMI has entered into approximately 100 customer Contracts and, with the consent of Parent, will not be required to list each such Contract on the Disclosure Schedule unless any such Contract, individually, exceeds $10,000.

     (b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, except as enforcement thereof may be limited by (i) Laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar Laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies; and except as disclosed in Section 2.16(b) of the Disclosure Schedule, neither the Company, Galaxy Mall nor IMI nor, to the Knowledge of the Company, Galaxy Mall or IMI, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

     (c) Except as disclosed in Section 2.16(c) of the Disclosure Schedule, (i) the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon the Company, Galaxy Mall or IMI or any of their Assets and Properties under, any Contract, and (ii) Company, Galaxy Mall, and IMI are not parties to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other Contracts, materially adverse to the Business or Condition of the Company, Galaxy Mall, or IMI.

     2.17 Licenses. Section 2.17 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company, Galaxy Mall and IMI (and all pending applications for any such Licenses), setting forth the grantor, the grantee and the function. Prior to the execution of this Agreement, each of the Company, Galaxy Mall or IMI has delivered to Parent true and complete copies of all such Licenses. Except as disclosed in Section 2.17 of the Disclosure
Schedule:

          (i) Each of the Company, Galaxy Mall and IMI owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

          (ii) Each License listed in Section 2.17 of the Disclosure Schedule is valid, binding and in full force and effect; and

          (iii) Neither the Company, Galaxy Mall nor IMI is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     2.18 Insurance. Section 2.18 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the employees or the Assets and Properties. Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and neither the Company nor its Subsidiaries have received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and, in light of the nature of the business and the Assets and Properties, are in amounts and have coverages that are reasonable and customary for Persons engaged in such business and having such Assets and Properties. Neither the Company, its Subsidiaries nor any other Person to whom such policies have been issued have received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

     2.19 Transactions with Affiliates. Except as set forth in the Company SEC Reports, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section
2.19 of the Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company as of the date of this Agreement.

2.20     Employees; Labor Relations.

     (a) Section 2.20(a) of the Disclosure Schedule contains a list of the name of each officer and employee of Galaxy Mall and IMI at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date.

     Except as set forth on Schedule 2.20(b) of the Disclosure Schedule:

     (b) Neither the Company, Galaxy Mall, nor IMI has received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Parent, because of the consummation of the transactions contemplated by this Agreement. All employees, consultants, officers and directors of the Company, Galaxy Mall and IMI that have had access to the Business are parties to a written agreement, under which each such person or entity (i) is obligated to disclose and transfer to the Company without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for the Company, Galaxy Mall or IMI, he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for the Company, Galaxy Mall or IMI in the Business may be concerned, and (ii) is obligated to maintain the confidentiality of proprietary information of the Business. To each of the Company's, Galaxy Mall's and IMI's Knowledge, none of the Company's, Galaxy Mall's or IMI's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of the Company, Galaxy Mall or IMI with regard to the Business or the Assets and Properties or that would conflict with the Business or the Assets and Properties. Neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by the employees and consultants of the Company and its Subsidiaries, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. To the Knowledge of the Company, it is currently not necessary nor will it be necessary for the Company, Galaxy Mall or IMI to utilize in the Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with the Company, Galaxy Mall or IMI, nor, to the Knowledge of the Company, is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by the Company, Galaxy Mall or IMI, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To the Company's Knowledge, none of the Company's, Galaxy Mall's or IMI's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to their Assets and Properties has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to their Assets and Properties by such previous employer which has resulted in the Company's, Galaxy Mall's or IMI's access to or use of such proprietary items included in the Assets and Properties, and the Company, Galaxy Mall and IMI will not gain access to or make use of any such proprietary items in the business.

     2.21 Bank and Brokerage Accounts; Investment Assets. Section 2.21 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company, Galaxy Mall or IMI has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company, Galaxy Mall or IMI having signatory power with respect thereto;

and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

     2.22 No Powers of Attorney. Except in the ordinary course of business consistent with past practice, neither the Company, Galaxy Mall nor IMI have any powers of attorney or comparable delegations of authority outstanding.

     2.23 Accounts Receivable. Except as otherwise set forth on Section 2.23 of the Disclosure Schedule, the accounts and notes receivable of the Company, Galaxy Mall and IMI reflected on the balance sheets included in the Financial Statements, and all accounts and notes receivable arising subsequent to December 31, 1998, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, except as enforcement thereof may be limited by (x) Laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar Laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (y) rules of Law governing specific performance, injunctive relief and other equitable remedies, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as enforcement thereof may be limited by (x) Laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar Laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (y) rules of Law governing specific performance, injunctive relief and other equitable remedies, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company, Galaxy Mall or IMI. Section 2.23 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company, Galaxy Mall or IMI. All steps reasonably necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company, Galaxy Mall or IMI a security interest in the related collateral, have been taken.

     2.24 Inventory. All inventory of the Company, Galaxy Mall and IMI reflected on the balance sheet included in the Financial Statements consisted, and all such inventory acquired since September 30, 1999 consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as disclosed in Section 2.24 of the Disclosure Schedule or the notes to the Financial Statements, all items included in the inventory of the Company, Galaxy Mall or IMI are the property of the Company, Galaxy Mall or IMI, respectively, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company, Galaxy Mall or IMI on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

     2.25 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person, other than as set forth on Section
2.25 of the Disclosure Schedule, is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and the Company agrees to indemnify and hold Parent and Merger Sub harmless from and against any and all claims, liabilities or obligations with respect to any other commissions or similar fees in connection with any of the transactions contemplated by this Agreement which are asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the parties set forth on Section 2.25 of the Disclosure Schedule pursuant to which such party would be entitled to any payment relating to the transactions contemplated hereby.

     2.26 Disclosure. All material facts relating to the Business or Condition of the Company, Galaxy Mall and IMI have been disclosed to Parent in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 (or similar successor form) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (including amendments or supplements thereto) (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by Parent for inclusion or incorporation by reference in the Registration Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement to be filed with the SEC as part of the Registration Statement (the "Prospectus/Proxy Statement"), will, at the time the Prospectus/Proxy Statement is first mailed to the stockholders of the Company or Parent, at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

     2.27 Y2K. To the Knowledge of the Company, all Intellectual Property and Registered Intellectual Property in the form of computer software that is utilized by the Company, Galaxy Mall, or IMI in the operation of each of their respective Businesses is capable of processing date data between and within 1999 and 2000.

     2.28 Change of Control Payments. Section 2.28 of the Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees and directors of the Company or any of its Subsidiaries as a result of or in connection with the Merger.

     2.29 Opinion of Financial Advisor. The Company has been advised in writing by its financial advisor, Houlihan Lokey Howard & Zukin, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the holders of shares of the Company Common Stock from a financial point of view.

     2.30 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, unanimously (i) approved, subject to shareholder approval, this Agreement and the transaction contemplated hereby, (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on the terms that are fair to such shareholders and (iii) recommended that the shareholders of the Company approve this Agreement and the Merger.

     2.31 Pooling of Interests. To its Knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or affiliates has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows:

     3.01 Authority. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub constitutes a legal, valid and binding obligation of Parent and Merger Sub, and is enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement thereof may be limited by (i) Laws of general application relating to bankruptcy, insolvency moratorium, reorganization or other similar Laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

     3.02 Organization. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware . Parent has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Parent has prior to the execution of this Agreement delivered to the Company true and complete copies of Parent's and Merger Sub's charter documents as in effect on the date hereof.

     3.03 Capital Stock. The authorized capital stock of Parent consists of 40,000,000 shares of common stock. As of March 7, 2000, the number of outstanding shares of common stock was 17,333,217 shares. The Parent Common Stock, when issued by Parent to the Company's Stockholders in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of any preemptive or similar rights with respect thereto.

     3.04 Subsidiaries. In addition to Merger Sub, Parent has the Subsidiaries listed on Section 3.04 of the Disclosure Schedule.

     3.05 No Conflicts. Subject to Parent obtaining the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock (the "Parent Stockholder Approval"), the execution and delivery by Parent of this Agreement does not, and the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws (or other comparable corporate charter documents) of Parent;

     (b) Conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Parent or any of its respective Assets and Properties; or

     (c) (i) Conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Parent or any of its respective Assets and Properties under, any Contract or License to which Parent is a party or by which any of its respective Assets and Properties is bound.

     3.06 Books and Records. The minute books and other similar records of Parent were made available to the Company prior to the execution of this Agreement, and contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the board of directors of Parent.

     3.07 SEC Filings.

     (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since June 30, 1999 and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof), as amended, are referred to herein as the "Parent SEC Reports." As of their respective dates (or, if amended, as of the date of the last such amendment), Parent SEC Reports (i) were prepared in accordance and complied (or, with respect to those Parent SEC Reports that may be filed subsequent to the date hereof, will be prepared in accordance and will comply) in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or, with respect to those Parent SEC Reports that may be filed subsequent to the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected or superseded prior to the date hereof by a subsequently filed Parent SEC Report. None of Parent's Subsidiaries are required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied (or, with respect to those Parent SEC Reports that may be filed subsequent to the date hereof, will comply) as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared (or, with respect to those Parent SEC Reports that may be filed subsequent to the date hereof, will be prepared) in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB, 10-KSB or any successor form under the Exchange Act) and (iii) fairly presented (or, with respect to those Parent SEC Reports that may be filed subsequent to the date hereof, will fairly present) in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent SEC Report as of September 30, 1999 is hereinafter referred to as (the "Parent Balance Sheet"). Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its Subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred pursuant to this Agreement.

     (c) Parent has heretofore furnished (or, with respect to copies which are not yet available, will furnish) to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.08 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, or as disclosed on Section 3.08 of the Disclosure Schedule, since September 30, 1999, there has not been (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of any of Parent's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock, any other securities, or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Parent's capital stock, (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.09 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Parent Financials, there are no Liabilities against, relating to or affecting Parent or any of its respective Assets and Properties, other than Liabilities incurred since September 30, 1999 in the ordinary course of business, none of which, individually or in the aggregate, are material to the Business or Condition of Parent.

     3.10 Legal Proceedings.

     (a) Except as disclosed in Section 3.10 of the Disclosure Schedule, there are no Actions or Proceedings pending or, to the Knowledge of Parent, threatened against, relating to or affecting Parent or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Company, or (ii) if determined adversely against the Parent, could reasonably be expected to result in (x) any injunction or other equitable relief against Parent that would interfere in any material respect with its business or operations or (y) Losses by Parent, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $100,000.00;

     (b) There are no facts or circumstances Known to Parent that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

     (c) There are no Orders outstanding against Parent.

     3.11 Compliance With Laws and Orders. Parent is not, nor has at any time been, nor has it received any notice that it is nor has at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to any or any of its Assets and Properties, the consequences of which could have a Material Adverse Effect on Parent.

     3.12 No Powers of Attorney. Parent does not have any powers of attorney or comparable delegations of authority outstanding.

     3.13 Brokers or Finders. Parent represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person, other than as set forth on Section 3.13 of the Disclosure Schedule, is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Parent agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other commissions or similar fees in connection with any of the transactions contemplated by this Agreement which are asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of Parent. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between Parent and the parties set forth on Section 3.13 of the Disclosure Schedule pursuant to which such party would be entitled to any payment relating to the transactions contemplated hereby.

     3.14 Taxes. Except as otherwise disclosed in the Parent SEC Reports, Parent has filed all Tax Returns which are required to have been filed in any jurisdiction, and has paid all Taxes shown to be due and payable on such returns and all other Taxes payable by Parent to the extent the same have become due and payable and before they have become delinquent. Parent knows of no proposed material assessment for Taxes against Parent and in the opinion of Parent, all liabilities for Taxes are adequately provided for on the books of Parent.

     3.15 Disclosure. All material facts relating to the Business or Condition of Parent have been disclosed to the Company in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Company pursuant to any provision of this Agreement (including without limitation the Parent Financials), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about the Company supplied by the Company for inclusion or incorporation by reference in the Registration Statement. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement, will, at the time the Prospectus/Proxy Statement is first mailed to the stockholders of the Company or Parent, at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about the Company supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     The Company covenants and agrees with Parent that, at all times from and after the date hereof until the Effective Time (unless and until this Agreement is earlier terminated in accordance with Article XI), the Company will comply with all covenants and provisions of this Article IV, except to the extent Parent may otherwise consent in writing.

     4.01 Regulatory and Other Approvals. The Company will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Company to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Parent or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and
(c) cooperate with Parent in connection with the performance of its obligations hereunder.

     4.02 Investigation by Purchaser. The Company will, and will cause Galaxy Mall and IMI to (a) provide Parent and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company, Galaxy Mall, and IMI and their Assets and Properties and Books and Records, and (b) furnish Parent and such Representatives with all such information and data (including without limitation copies of contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company, Galaxy Mall, and IMI as Parent or any of such Representatives reasonably may request in connection with such investigation.

     4.03 No Solicitations.

     (a) Except for discussions, negotiations and due diligence with DJ Limited ("DJL") and with investors with whom it works related to a $2.5 million convertible debt offering, provided, however, that the Company shall not consummate such offering without Parent's consent, from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article XII, the Company and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions,
(iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prohibit or restrict the Board of Directors of the Company from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited (from and after the date of this Agreement) Superior Offer. The Company shall provide Parent with a copy of any correspondence to be delivered by the Company in connection with such Superior Offer prior to sending such correspondence to any third party (but not any attachments thereto previously provided by the Company to Parent in connection herewith). Except for discussions, negotiations and due diligence with DJL and with investors with whom it works related to a $2.5 million convertible debt offering, provided, however, that the Company shall not consummate such offering without Parent's consent, the Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.03 by the Company.

     (b) In addition to the  obligations  of the Company set forth in  paragraph
(a) of this Section 4.03, the Company as promptly as practicable shall advise Parent orally and in writing of any Acquisition Proposal or any request for non-public information or inquiry which the Company reasonably believes would lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry. The Company will keep Parent informed as promptly as practicable in all material respects of the status of any such Acquisition Proposal, request or inquiry.

     4.04 Conduct of Business. The Company will, and will cause its Subsidiaries to, conduct business only in the ordinary course consistent with past practice.

     4.05 Certain Restrictions. Except as disclosed in Section 4.05 of the Disclosure Schedule, the Company will, and will cause its Subsidiaries to, refrain from:

     (a) Amending their articles of incorporation or bylaws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

     (b) Except with respect to the issuance of shares upon exercise of existing Options, authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or its Subsidiaries, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or its Subsidiaries;

     (c) Declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or its Subsidiaries, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or its Subsidiaries;

     (d) Acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

     (e) (i) Entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any material Contract or (B) any material License or (ii) granting any irrevocable powers of attorney;

     (f) Violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material License held or used by the Company, Galaxy Mall and IMI or any Contract to which the Company, Galaxy Mall or IMI is a party or by which any of its Assets and Properties is bound;

     (g) Incurring Indebtedness in excess of $50,000;

     (h) Engaging with any Person in any merger or other Acquisition Proposal, except as otherwise permitted by and subject to this Agreement ;

     (i) Making capital expenditures in excess of $100,000;

     (j) Writing off or writing down any of the Company's, Galaxy Mall's and IMI's' Assets and Properties;

     (k) entering into any Contract to do or engage in any of the foregoing; or

     (l) engaging in any action that could reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Agreement.

     4.06 Affiliate Transactions. Prior to the Closing, the Company, Galaxy Mall and IMI will not enter into any Contract or amend or modify any existing Contract and will not engage in any transaction, outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with any officer, director or Affiliate thereof.

     4.07 Notice of Certain Matters. The Company will notify Parent in writing of, and contemporaneously will provide Parent with true and complete copies of any and all information or documents relating to, the occurrence or non-occurrence of any event, transaction or circumstance, as soon as practicable after it becomes known to the Company, after the date of this Agreement, the occurrence or non-occurrence of which causes or will cause any material failure of the Company to comply with or satisfy any covenant or agreement of the Company that renders or will render untrue or inaccurate in any material respect, at or prior to the Effective Time, any representation or warranty of the Company under this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     4.08 Fulfillment of Conditions; Other Actions. Company will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to (i) satisfy each condition to the obligations of Parent contained in this Agreement and will not, and will not permit Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition, (ii) permit the parties to realize their intentions as set forth in Section 1.10 and (iii) subject to the terms and conditions herein provided, the Company agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Laws or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

                                    ARTICLE V

                               COVENANTS OF PARENT

     Parent covenants and agrees with Company that, at all times from and after the date hereof until the Effective Time (unless and until this Agreement is earlier terminated in accordance with Article XI), Parent will comply with all covenants and provisions of this Article V, except to the extent the Company may otherwise consent in writing.

     5.01 Regulatory and Other Approvals. Parent will as promptly as practicable
(a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Parent to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Company or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (c) cooperate with the Company in connection with the performance of its obligations hereunder.

     5.02 Investigation by Company. Parent will (a) provide the Company and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Parent and its Assets and Properties and Books and Records, and (b) furnish Company and such Representatives with all such information and data (including without limitation copies of contracts, Benefit Plans and other Books and Records) concerning the business and operations of Parent as Company or any of such Representatives reasonably may request in connection with such investigation.

     5.03 Conduct of Business. Parent will conduct business only in the ordinary course consistent with past practice.

     5.04 Certain Restrictions. Parent will refrain from:

     (a) Declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of Parent;

     (b) Engaging in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

     5.05 Notice of Certain Matters. Parent will notify the Company in writing of, and contemporaneously will provide the Company with true and complete copies of any and all information or documents relating to, the occurrence or non-occurrence of any event, transaction or circumstance, as soon as practicable after it becomes known to Parent, after the date of this Agreement, the occurrence or non-occurrence of which causes or will cause any material failure of the Company to comply with or satisfy any covenant or agreement of Parent that renders or will render untrue or inaccurate in any material respect, at or prior to the Effective Time, any representation or warranty of Parent under this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein but shall not give rise to any other rights of the Company hereunder.

     5.06 Fulfillment of Conditions; Other Actions. Parent will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to (i) satisfy each condition to the obligations of the Company contained in this Agreement, and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition, (ii) permit the parties to realize their intentions as set forth in Section 1.10 and (iii) subject to the terms and conditions herein provided, Parent agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Laws or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

     5.07 Directors' and Officers' Insurance and Indemnification.

     (a) Parent agrees that at all times after the Effective Time, shall indemnify, or shall cause the Company (or the Surviving Corporation if after the Effective Time) and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns
(individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the respective certificates of incorporation or by-laws or in the indemnity agreements, copies of which agreements have been previously provided to Parent, of the Company and such Subsidiaries or otherwise in effect on the date hereof, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, and shall cause the Company (or the Surviving Corporation if after the Effective Time) to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 150% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, which amount is set forth in Section
5.07 of the Disclosure Schedule, then Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the
Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 150% of such rate. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including, without limitation, the transactions contemplated hereby or any personal guarantee they may have given with respect to any liability, obligation or contract of the Company or any of its Subsidiaries, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Parent shall, or shall cause the Company (or the Surviving Corporation if after the Effective Time) to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume, the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but, until there is a conflict between the positions of the Indemnified Party and the Indemnitors, the fees and expenses of such counsel shall be paid by such Indemnified Party. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, which consent may not be unreasonably withheld, nor shall Parent settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.07 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties.

     (b) The articles of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, payment of fees and expenses and exculpation from liability set forth in the Company's articles of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation with respect to the indemnification and payment of fees and expenses provisions contained in the Surviving Corporation's articles of incorporation and bylaws with respect to acts occurring at or before the Effective Time (including the transactions contemplated by this Agreement).

     (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.07.

     (d) Parent shall use reasonable efforts from and after the Effective Time to obtain the release of any personal guarantee made by any officer or director of the Company with respect to any obligations, liabilities or contracts of the Company or any of its Subsidiaries.

     (e) Retirement of Intercompany Debt. Parent shall cause, and the Surviving Corporation shall, promptly after the Effective Time, pay to Parent any outstanding balance remaining with regard to any loan from Parent to Company made prior to the Effective Time.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.01 Prospectus/Proxy Statement; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, the Company and Parent will prepare and file with the SEC, the Prospectus/Proxy Statement, and Parent will prepare and file with the SEC the Registration Statement in which the Prospectus/Proxy Statement will be included as a prospectus. Each of the Company and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and each of the Company and Parent will cause the Prospectus/Proxy Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, if required, each of the Company and Parent will prepare and file (i) any pre-merger notification forms required by the merger notification or control Laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, state or foreign Laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.01. Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Prospectus/ Proxy Statement or any Antitrust Filings or Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Prospectus/ Proxy Statement, the Merger or any Antitrust Filing or Other Filing. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus/Proxy Statement, the Registration Statement or any Antitrust Filing or Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and/or Parent, such amendment or supplement. No amendment shall be made to the Registration Statement or Prospectus/Proxy Statement without consultation with the other party and no filing shall be made on a successor form to form S-4 not permitted under current Law without the prior approval of both parties.

     6.02 Meeting of the Company Stockholders.

     (a) Promptly after the date hereof, the Company will take all action necessary in accordance with Nevada Law and its Articles of Incorporation and ByLaws to convene a meeting of the Company's stockholders to consider adoption and approval of this Agreement and approval of the Merger (the "Company Stockholders' Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable Law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 6.02(c) hereof, the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Nevada Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of the Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the
Company's Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with Nevada Law, the Company's Articles of Incorporation and By-Laws, and all other applicable Laws. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 6.02(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger and/or this Agreement.

     (b) Subject to Section 6.02(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous, provided that, for all purposes of this Agreement, an action by any Board of Directors or committee thereof shall be unanimous if each member of such Board of Directors or committee has approved such action other than (i) any such member who has appropriately abstained from voting on such matter because of an actual or potential conflict of interest and (ii) any such member who is unable to vote in connection with such action as a result of death or disability.

     (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Parent (a "Notice of Superior Offer") advising Parent that the Company has received a Superior Offer, specifying the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Parent shall not have, within three (3) Business Days of Parent's receipt of the Notice of Superior Offer, made an offer that the Company Board by a majority vote determines in its good faith judgment to be at least as favorable to the Company's Stockholders as such Superior Offer (it being agreed that the Company Board shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to properly discharge its fiduciary obligations to the Company's Stockholders under applicable Law and (v) the Company shall not have violated any of the restrictions set forth in Section
4.03 or this Section 6.02.  The Company shall provide Parent with at least three
(3) Business Days prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than twenty-four hours) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider any Acquisition Proposal. For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer or exchange offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of the Company, or (iii) the sale or disposition of all or substantially all the assets of the Company to a third party, in each case on terms that the Board of Directors of the Company determines, in its reasonable judgment, to be more favorable to the Company stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of the Company's Board of Directors to be obtained by such third party on a timely basis.

     (d) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making any other disclosure to its stockholders as required by Law.

     6.03 Meeting of Parent Stockholders.

     (a) Promptly after the date hereof, Parent will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and ByLaws to convene a meeting of Parent's stockholders to consider the issuance of the shares of Parent Common Stock pursuant to the Merger and an amendment to Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock so as to permit the transactions contemplated hereby, subject to and upon consummation of the Merger, (the "Parent Stockholders' Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable Law) within 45 days after the declaration of effectiveness of the Registration Statement. Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger and an amendment to Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock so as to permit the transactions contemplated hereby, subject to and upon consummation of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Parent's stockholders in advance of a vote on the issuance of the shares of Parent Common Stock pursuant to the Merger or a vote on the approval of an amendment to Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock so as to permit the transactions contemplated hereby, subject to and upon consummation of the Merger, or, if as of the time for which Parent Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent's Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, that all proxies solicited by the Company in connection with the Parent Stockholders' Meeting are solicited in compliance with the Delaware Law, its Certificate of Incorporation and ByLaws, the rules of Nasdaq and all other applicable Laws.

     (b) The Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger and an amendment to Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock so as to permit the transactions contemplated hereby, subject to and upon consummation of the Merger. The Prospectus/ Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended that Parent's stockholders vote in favor of such matters at the Parent Stockholders' Meeting. Neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of such matters. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

     (c) Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making any other disclosure to its stockholders as required by Law.

     6.04 State Statutes. The Company and its Board of Directors shall, if any state takeover statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company or any Subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                                   ARTICLE VII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub hereunder to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent in its sole discretion):

     7.01 Representations and Warranties. The representations and warranties of the Company shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; provided, that the representations and warranties set forth in Sections 2.01, 2.02, 2.03 and 2.04 shall be true and correct in all respects.

     7.02 Performance. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

     7.03 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or which could reasonably be expected to otherwise result in a material diminution of the benefits of the Merger to Parent, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Parent, the Company, any Subsidiary or the Merger of any such Law.

     7.04 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent and the Company to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (as set forth in Section 7.04 of the Disclosure Schedule) (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Parent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     7.05 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Parent and Company of their obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any Contract to which Parent, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound (as set forth in Section 7.05 of the Disclosure Schedule) (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Parent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Parent or the Business or Condition of the Company, Galaxy Mall and IMI or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Parent.

     7.06 Stockholder Approval. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained. The issuance of the shares of Parent Common Stock pursuant to the Merger shall have been duly approved by the stockholders of Parent under applicable Nasdaq rules.

     7.07 Opinion of Counsel. Parent shall have received the opinion of Parsons Behle & Latimer, P.C., counsel to the Company, dated the Closing Date, substantially in the form and to the effect of Exhibit C hereto.

     7.08 Ancillary Agreements. The Ancillary Agreements shall be in full force and effect and shall have been complied with in all material respects.

     7.09 Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/Proxy Statement, shall have been initiated or threatened in writing by the SEC.

     7.10 Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

     7.11 Officers' Certificates. The Company shall have delivered to Parent certificates, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of the Company, in form reasonably acceptable to Parent, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company, in form reasonably acceptable to Parent.

     7.12 Fairness Opinion. Parent shall have received, in a form acceptable to Parent, its legal counsel and Parent's independent accountants, a fairness opinion issued by Cruttenden Roth Incorporated.

     7.13 Dissenting Shares. Holders of no more than two percent (2%) of the outstanding shares of the Company Common Stock shall have exercised (and not subsequently waived their rights or allowed them to lapse), nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable Law with respect to their shares by virtue of the Merger.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company hereunder to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Company in its sole discretion):

     8.01 Representations and Warranties. The representations and warranties of Parent shall have been true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries taken as a whole; provided, that the representations and warranties set forth in Section
3.01 shall be true and correct in all respects.

     8.02 Performance. Parent shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent at or before the Closing.

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

     8.03 Opinion of Counsel. Company shall have received the opinion of Nida & Maloney, LLP, counsel to Parent, dated the Closing Date, substantially in the form of Exhibit F hereto.

     8.04 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent and the Company to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (as set forth in Section 7.04 of the Disclosure Schedule) (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to the Company, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     8.05 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or which could reasonably be expected to otherwise result in a material diminution of the benefits of the Merger to the Company, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Parent, the Company, any Subsidiary or the Merger of any such Law.

     8.06 Stockholder Approval. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained. The issuance of the shares of Parent Common Stock pursuant to the Merger shall have been duly approved by the stockholders of Parent under applicable Nasdaq rules.

     8.07 Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/Proxy Statement, shall have been initiated or threatened in writing by the SEC.

     8.08 Nasdaq Listing. The shares of the Company Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market System, subject to notice of issuance.

     8.09 Officers' Certificates. Parent shall have delivered to the Company certificates, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of the Parent, in form reasonably acceptable to the Company, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Parent, in form reasonably acceptable to the Company.

     8.10 Fairness Opinion. The Company shall have received in a form acceptable to the Company, its legal counsel and the Company's independent accountants, a fairness opinion issued by Houlihan Lokey Howard & Zukin.

                                   ARTICLE IX

                                   TAX MATTERS

     9.01   Representations   and  Obligations   Regarding  Taxes.  The  Company
represents and warrants to Parent as follows:

     (a) Except as set forth in Section 9.01 of the Disclosure Schedule, the Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by the Company and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects.

     (b) The Company and each of its Subsidiaries has paid, or where payment is not yet due, has established an adequate accrual in accordance with GAAP for the payment of, all Taxes for all periods ending through the date hereof.

     (c) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP.

     (d) No federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of the Company and its Subsidiaries and to the knowledge of the Company, no such Audit is threatened.

     (e) Except as set forth in Section 9.01(e) of the Disclosure Schedule, the Tax Returns of the Company and each of its Subsidiaries have not been examined by the applicable Tax Authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company or any of its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited.

     (f) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

     (g) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes.

     (h) Neither the Company nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

     (i) Neither the Company nor any of its Subsidiaries is or has been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                                    ARTICLE X

               SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                                 AND AGREEMENTS

     10.01 Survival of Representations, Warranties, Covenants and Agreements Notwithstanding any right of Parent (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Company and Parent have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants and agreements set forth in this Agreement that by their terms survive the Effective Time shall survive the Effective Time.

                                   ARTICLE XI

                                   TERMINATION

     11.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholder Approval and the Parent Stockholder Approval:

     (a) by mutual written agreement of Parent and the Company hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

     (b)  by  either  the   Company   or  Parent   upon   notification   to  the
non-terminating party by the terminating party:

          (i) at any time after July 31, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a material breach of this Agreement by the terminating party;

          (ii) if the Company Stockholder Approval or the Parent Stockholder Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders, or any adjournment thereof, called therefor;

          (iii) if any Governmental or Regulatory Authority, the taking of action by which is a condition to the obligations of either the Company or Parent to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful;

          (iv) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions in Sections 7.01, 7.02, 8.01 or 8.02 will not be satisfied; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed prior to the date specified in Section 11.01(b)(i), then, for so long as the non-terminating party continues to use its reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this Section 11.01(b)(iv);

          (v)  if  any  court  of  competent  jurisdiction  or  other  competent
     Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such Order shall have become final and nonappealable;

     (c) by Parent or the Company if the Company or its stockholders receive a Superior Offer in connection with which the Board of Directors of the Company exercises the rights specified in Section 6.02(c) to withhold, withdraw, amend or modify its recommendation of the Merger; or

     (d) by Parent if the Company breaches Section 4.03 of this Agreement and Parent is in substantial compliance with its obligations under this Agreement.

     11.02 Effect of Termination.

     (a) If this Agreement is validly terminated by either the Company or Parent pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that nothing, other than Section 11.02(d), contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement, (ii) as provided in paragraph (b) below and (iii) Section 13.04 of this Agreement shall survive and continue in full force and effect.

     (b) In the event that Parent (and at the time of termination Parent was in substantial compliance with its obligations under this Agreement) or Company terminates this Agreement pursuant to Sections 11.01(c), or Parent terminates this Agreement pursuant to Section 11.01(d), then the Company shall, within one
(1) Business Day after  receipt of a request from Parent,  pay to Parent in cash
(x) a termination fee of $1,500,000 and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Parent's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger, Parent's legal counsel and Parent's independent accountants), provided, that in no event shall the amount of such reimbursable fees and expenses exceed $500,000 in the aggregate (collectively, (x) and (y), the "Termination Fee").

     (c) If (A) this Agreement is terminated by Parent pursuant to Section 11.01(b)(ii), (B) prior to such termination a third party shall have publicly announced and not withdrawn a proposal or offer for a Company Acquisition (as defined below) and (C) within twelve (12) months following the termination of this Agreement a Company Acquisition is consummated or the Company enters into a definitive agreement providing for a Company Acquisition, then the Company shall pay Parent in immediately available funds at or prior to consummating such Company Acquisition an amount equal to the Termination Fee.

     (d) The Company  acknowledges that the agreements contained in this Section
11.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 11.02 and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 11.02, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 11.02 at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. Payment of the Termination Fee described in this Section 11.02 shall be in lieu of Losses incurred in the event of breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less then 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

                                   ARTICLE XII

                                   DEFINITIONS

     12.01 Definitions.


     (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company, Galaxy Mall or IMI is a party or the direct or indirect acquisition of any substantial equity interest in, or a substantial portion of the assets of the Company, Galaxy Mall or IMI, other than the transactions contemplated by this Agreement.

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

     "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

     "Agreement" unless the context otherwise requires, means this Agreement and Plan of Merger, the exhibits and the schedules hereto and the certificates delivered in accordance herewith, and the Certificate of Merger, as the same shall be amended from time to time.

     "Ancillary Agreements" has the meaning given in Recital E.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes.

     "Benefit Plan" means any Plan established by the Company, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company, Galaxy Mall, or IMI contributes or has contributed, or under which any employee, former employee or director of the Company, Galaxy Mall, or IMI or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Person referred to, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "Business" has the meaning given such term in Section 2.02.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of California and Utah are authorized or obligated to close.

     "Business or Condition" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the referenced party taken as a whole.

     "Certificate of Merger" has the meaning given in Section 1.02.

     "Certificates" has the meaning given in Section 1.07(c).

     "Closing" has the meaning given in Section 1.02.

     "Closing Date" has the meaning given in Section 1.02.

     "Closing Price" has the meaning given in Section 1.06(d).

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company" has the meaning ascribed to it in the forepart of this Agreement.

     "Company Acquisition" has the meaning given in Section 11.02.

     "Company Common Stock" has the meaning given in Section 1.06(a).

     "Company Financials" has the meaning given in Section 2.07(b).

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

     "Company Option" has the meaning given in Section 2.03(b).

     "Company Plan" has the meaning given in Section 1.06(b).

     "Company Plan Options" has the meaning given in Section 1.06(b).

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

     "Company SEC Reports" has the meaning given in Section 2.07(a).

     "Company Stockholder Approval" has the meaning given in Section 2.05.

     "Company Stockholders" means all holders of the Company Common Stock as of the Effective Time.

     "Company Stockholders' Meeting" has the meaning given in Section 6.02.

     "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

     "Delaware Law" has the meaning given in Recital A.

     "Disclosure Schedule" means the record delivered by Parent and the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Company or Parent pursuant to this Agreement.

     "Dissenting Shares" has the meaning given in Section 1.11.

     "Employment Agreements" has the meaning given in Recital E.

     "Exchange Act" has the meaning given in Section 2.07(a).

     "Exchange Agent" has the meaning given in Section 1.07(a).

     "Exchange Ratio" has the meaning given in Section 1.06(a).

     "GAAP" means the United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

     "Galaxy Mall" has the meaning given in Section 2.02.

     "Galaxy Mall Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Galaxy Mall.

     "Galaxy Mall Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of Galaxy Mall.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "IMI" has the meaning given in Section 2.02.

     "IMI Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to IMI.

     "IMI Registered Intellectual Property" means all of the Registered Property owned by, or filed in the name of IMI.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),

(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent intellectual property rights to any of the foregoing anywhere in the world.

     "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company or any Subsidiary(other than trade receivables generated in the ordinary course of business of the Company or any Subsidiary).

     "IRS" means the United States Internal Revenue Service.

     "Knowledge" or "Known" means the actual knowledge of any officer, director or employee of the referenced party hereto or any Subsidiary of such party.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses"  means  all  licenses,   permits,   certificates  of  authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

     "Lock-Up Agreements" has the meaning given in Recital E.

     "Loss" means any and all losses, fines, fees, penalties, deficiencies and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

     "Material Adverse Effect" means any materially  adverse change in or effect
(i) that is or will be materially adverse to the business, results of operations or financial condition, of any party hereto, taken as a whole, or (ii) that will prevent or materially impair any party's ability to consummate the Merger, including without limitation, a determination by Parent's auditors that the Company's revenues for fiscal year 1999 did not exceed $13 million dollars and a determination by Parent, in its sole discretion, that the threatened patent infringement action by AVO Media involving certain IMI Intellectual Property or the U.S. design patent for a shaped CD product issued on January 18, 2000 to SHAPE CD, Inc., may result in a significant patent infringement claim against IMI, Parent or any of their affiliates, provided that a "Material Adverse Effect" shall not include changes or effects (i) relating to economic conditions or financial markets in general or the internet or high technology industries generally, (ii) resulting from the voluntary termination of employment by employees or any party and its Subsidiaries between the date hereof and the Closing Date or (iii) resulting from actions required to be taken by the terms of this Agreement. A decline in the stock market price of the shares of Parent or Company in and of itself shall not be deemed a "Material Adverse Effect."

     "Merger" has the meaning given in Section 1.01.

     "Merger Sub Common Stock" has the meaning given in Section 1.06(c).

     "Nevada Law" has the meaning given in Recital A.

     "Nasdaq" means the National Association of Securities Dealers, Inc. National Market System.

     "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

     "Option Agreement" has the meaning given in Recital E.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Parent" has the meaning ascribed to it in the forepart of this Agreement.

     "Parent Common Stock" has the meaning given in Section 1.06(a).

     "Parent Stockholder Approval" has the meaning given in Section 3.05.

     "Parent Stockholders' Meeting" has the meaning given in Section 6.03.

     "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

     "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Representatives" has the meaning ascribed to it in Section 4.02.

     "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

     "SEC" means the United Stated Securities and Exchange Commission.

     "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

     "Superior Offer" has the meaning given in Section 6.02(c).

     "Surviving Corporation" has the meaning given in Section 1.01.

     "Tax   Authority"   means  the  IRS  and  any  other  domestic  or  foreign
governmental authority responsible for the administration of any Taxes.

     "Taxes" means any tax, fee, levy,  charge,  or other amount  assessed by or
payable  to  any  Governmental  or  Regulatory   Authority,   including  without
limitation any interest, penalty, or other amount related thereto.

     "Tax Returns" means all federal, state, local and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments thereto.

     "Termination Fee" has the meaning given in Section 11.02(b).

     "Voting Agreements" has the meaning given in Recital E.

     (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or Parent or a Subsidiary, as the case may be. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP, if applicable.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to the Company, addressed to:

                           Galaxy Enterprises, Inc
                           754 East Technology Avenue
                           Orem, Utah  84907
                           Attn:  John J. Poelman
                           Fax: (801) 228-9762
         With a copy to:

                           Parsons Behle & Latimer, P.C.
                           One Utah Center
                           201 South Main Street, Suite 1800
                           P.O. Box 45898
                           Salt Lake City, UT  84145-0898
                           Attn: Brent Christensen, Esq.
                           Fax: (801) 536-6111

         If to Parent and Merger Sub, addressed to:

                           Netgateway, Inc.
                           300 Oceangate, 5th Floor
                           Long Beach, CA 90802
                           Attn: Craig Gatarz, Esq.
                           Fax:  (562) 308-0021

         With a copy to:

                           Nida & Maloney, LLP
                           800 Anacapa Street
                           Santa Barbara, CA  93101
                           Attn: C. Thomas Hopkins, Esq.
                           Fax:  (805) 568-1955

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     13.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation that certain letter agreement between the parties dated December 12, 1999 and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     13.03 Public Announcements. At all times at or before the Closing, the Company and Parent will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company, Galaxy Mall and IMI sell goods or provide services or with whom the Company, Galaxy Mall and IMI otherwise have significant business relationships, with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Notwithstanding the foregoing, Parent and Company will attempt to consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Parent or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or Nasdaq. The parties have agreed to the text of the joint press release announcing the signing of this Agreement. Parent may without obtaining Company's approval, issue one or more press releases following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     13.04 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Parent's use of documents and information concerning the Company furnished by Company hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     13.05 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

     13.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     13.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     13.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, except as set forth in Section 5.07.

     13.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     13.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     13.11 Consent to Jurisdiction and Service of Process. Subject to any other provision of this Agreement, each party hereby irrevocably submits to the non-exclusive jurisdiction of the federal and state courts located in Los Angeles, California in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

     13.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     13.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a Contract executed and performed in such State, without giving effect to the conflicts of Laws principles thereof, except to the extent that the Laws of the States of Delaware and Nevada shall apply where mandatorily applicable.

     13.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Parent or its counsel and the Parent or its counsel will provide all of the parties hereto with a copy of the entire Agreement.


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

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

PARENT:                  NETGATEWAY, INC.,
                         a Delaware corporation


                         By:______________________________
                               Name:
                               Title:



MERGER SUB:              GALAXY ACQUISITION CORP.,
                         a Delaware corporation


                         By:_____________________________
                                Name:
                                Title:


COMPANY:                 GALAXY ENTERPRISES, INC.,
                         a Nevada corporation


                         By:_____________________________
                                 John J. Poelman
                                 President and Chief Executive Officer

                EXHIBITS OMITTED TO AGREEMENT AND PLAN OF MERGER

EXHIBIT   A    ARTICLES   OF   INCORPORATION   OF   THE   COMPANY
EXHIBIT   B    BYLAWS OF THE COMPANY
EXHIBIT   C    FORM OF OPINION OF COUNSEL OF THE   COMPANY
EXHIBIT   D    FORM   OF   EMPLOYMENT   AGREEMENT
EXHIBIT   E    FORM OF AFFILIATE LOCK-UP AGREEMENT
EXHIBIT   F    FORM OF OPINION OF  COUNSEL  OF  PARENT
EXHIBIT   G    FORM  OF  VOTING  AGREEMENT
EXHIBIT   H    FORM OF OPTION AGREEMENT